Exhibit 99.1

News Release

Investor Relations:	Media Contact:
Randy Scherago	Caitlin Carroll
GeoEye	Gibraltar Associates
(703) 480-6325	(202) 258-9118
scherago.randy@geoeye.com	ccarroll@gibraltar-llc.com

GeoEye Reports Second Quarter 2012 Earnings Results

-- Conference Call Scheduled for Tuesday, August 7, 2012, 8:30 a.m. EDT --

HERNDON, Va. (Aug. 6, 2012) – GeoEye, Inc. (NASDAQ: GEOY), a leading source of geospatial information and insight, announced today results for its fiscal second quarter ended June 30, 2012.

“Second quarter revenue and operating results were in line with our expectations,” said Matt O’Connell, GeoEye’s chief executive officer and president. “Revenues in our international business grew 8.9% as compared to the same quarter last year, while our domestic business was down slightly. Growth in our Production and other services business unit was another highlight in the quarter. And on July 23, we were pleased to announce our agreement to combine with DigitalGlobe. The combination of the two companies will create a global leader in earth imagery and geospatial analysis.”

SECOND QUARTER RESULTS

Total revenues were $88.4 million for the second quarter of 2012, a $1.2 million increase from the second quarter of 2011. Net income available to common stockholders for the second quarter of 2012 was $11.7 million, or $0.51 per fully diluted share, compared to $11.1 million, or $0.49 per fully diluted share, for the second quarter of 2011. When adjusted for $2.4 million of transaction and other costs associated with the process of combining with DigitalGlobe and the divestiture of MJ Harden, net income available to common stockholders for the second quarter of 2012 was $13.0 million, or $0.57 per fully diluted share.

Operating profit was $22.1 million for the second quarter of 2012, which included $2.4 million of  transaction and other costs. Operating margin was 25.0 percent for the second quarter of 2012, compared to 27.1 percent in the second quarter of 2011. Adjusted EBITDA (a non-GAAP measurement defined as net income before interest, taxes, depreciation, amortization, non-cash recognition of stock compensation expense and other items including transaction related costs) was $44.7 million for the second quarter of 2012, compared to $44.0 million in the same period in 2011.

News Release

The company ended the second quarter of 2012 with unrestricted cash, cash equivalents and short-term investments of $239.5 million; total assets of approximately $1.5 billion; stockholders’ equity of $539.0 million and long-term debt of $512.6 million.

SECOND QUARTER 2012 OPERATING HIGHLIGHTS

Revenue Mix
•
Imagery revenues in the second quarter of 2012 were $59.7 million, or 67.5 percent of total revenues. Production and other services revenues were $22.7 million, or 25.6 percent of total revenues. The NextView cost share accounted for revenues of $6.0 million, or 6.8 percent of total revenues.

•
The company recognized $37.8 million of imagery and other revenue under the EnhancedView Service Level Agreement during the second quarter. U.S. government revenues were $60.5 million, or 68.5 percent of total revenues in the quarter.

Geographic Information
•
Domestic revenues were $67.9 million for the second quarter of 2012, or 76.8 percent of total revenues for the period. International revenues were $20.5 million for the second quarter of 2012, or 23.2 percent of total revenues for the period.

•
Domestic revenues decreased 0.7 percent for the second quarter of 2012, compared to the same period in 2011. International revenues increased 8.9 percent for the second quarter of 2012, compared to the same period in 2011.

GeoEye-2 Capital Expenditures
•
During the quarter, the company invested $79.2 million for the continued development and construction of the GeoEye-2 satellite, including $13.4 million of capitalized interest. To date, the company has invested $718.3 million in the GeoEye-2 satellite program, including $89.7 million of capitalized interest.

SIX MONTH RESULTS

Total revenues for the six months ended June 30, 2012, were $177.7 million, a 2.2 percent increase from $173.8 million in the six months ended June 30, 2011. The company’s Adjusted EBITDA for the six-month period ended June 30, 2012, was $90.9 million, an increase of 3.6 percent from the same period in 2011. Net income available to common stockholders for the six months ended June 30, 2012, was $24.9 million, or $1.09 per fully diluted share, as compared to net income available to common stockholders of $21.1 million, or $0.93 per fully diluted share, in the same period in 2011. When adjusted for transaction and other costs, net income available to common stockholders for the six months ended June 30, 2012 was $26.1 million, or $1.15 per fully diluted share.

News Release

FISCAL YEAR 2012 FINANCIAL OUTLOOK

Given the execution of a definitive agreement to combine with DigitalGlobe, the Company is suspending its full year 2012 guidance.

For the third quarter 2012, Management expects revenues to be in the range of $86 million to $93 million.

This estimate represents management's current expectations about the company's future financial performance based on information available at this time.

CONFERENCE CALL INFORMATION

GeoEye, Inc. (NASDAQ: GEOY) will host a conference call for investors and analysts to discuss financial results for the second quarter, which ended June 30, 2012.

When: Tuesday, August 7, 2012, at 8:30 a.m. Eastern Daylight Time

To Participate:
To participate in the call via phone, domestic callers may dial toll-free at (877) 776-4039. International callers may dial (631) 291-4808 approximately 10 minutes prior to the start time. Callers may identify themselves to the operator as GeoEye conference call participants or by using the conference ID: 107458. Questions will be accepted from phone participants during the live call after prepared remarks and as time permits.

The conference call will also be webcast on the "Investor Relations" section of the company's corporate Web site, www.geoeye.com. To directly access the live webcast go to: http://www.geoeye.com/CorpSite/corporate/investor-relations/Default.aspx and click on the "August 7, 2012 Investor Update Webcast" link. Please allow 15 minutes before the scheduled start time to register, download and install any necessary audio software.

Replay:
An audio replay of the second quarter conference call will be available through midnight August 14, 2012, by dialing (855) 859-2056 and typing in the conference ID number: 107458.

News Release

An archived webcast of the conference call will be available at the same URL address approximately two hours after the conclusion of the call.

Selected financial results for the company are as follows (dollars in thousands, except earnings per share):

News Release

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended June 30,
	2012	2011	Change
	(unaudited)
Revenues	$88,394	$87,206	$1,188
Operating expenses:
Direct costs of revenue (exclusive of depreciation and amortization)	30,294	31,426	(1,132)
Depreciation and amortization	17,756	17,492	264
Selling, general and administrative	18,219	14,696	3,523
Total operating expenses	66,269	63,614	2,655
Income from operations	22,125	23,592	(1,467)
Interest income (expense), net	1,307	(2,604)	3,911
Income before provision for income taxes	23,432	20,988	2,444
Provision for income taxes	(9,341)	(7,579)	(1,762)
Net income	14,091	13,409	682
Preferred stock dividends	(998)	(998)	-
	13,093	12,411	682
Income allocated to participating securities	(1,402)	(1,344)	(58)
Net income available to common stockholders	$11,691	$11,067	$624

Earnings per share
Basic	$0.52	$0.50	$0.02
Diluted	$0.51	$0.49	$0.02
Weighted average shares basic	22,420	22,130
Weighted average shares diluted	22,758	22,756

	Six Months Ended June 30,
	2012	2011	Change
	(unaudited)
Revenues	$177,677	$173,832	$3,845
Operating expenses:
Direct costs of revenue (exclusive of depreciation and amortization)	60,710	62,738	(2,028)
Depreciation and amortization	35,495	34,218	1,277
Selling, general and administrative	33,647	29,090	4,557
Total operating expenses	129,852	126,046	3,806
Income from operations	47,825	47,786	39
Interest income (expense), net	1,360	(7,127)	8,487
Income before provision for income taxes	49,185	40,659	8,526
Provision for income taxes	(19,338)	(15,003)	(4,335)
Net income	29,847	25,656	4,191
Preferred stock dividends	(1,995)	(1,984)	(11)
	27,852	23,672	4,180
Income allocated to participating securities	(2,993)	(2,569)	(424)
Net income available to common stockholders	$24,859	$21,103	$3,756

Earnings per share
Basic	$1.11	$0.96	$0.15
Diluted	$1.09	$0.93	$0.16
Weighted average shares basic	22,328	22,087
Weighted average shares diluted	22,774	22,760

News Release

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2012	December 31, 2011	Change
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$230,889	$188,738	$42,151
Short-term investments	8,600	9,220	(620)
Accounts receivable - trade and unbilled receivables, net	45,248	39,917	5,331
Income tax receivable	2,685	19,645	(16,960)
Restricted cash	3,952	4,207	(255)
Current deferred tax assets	2,148	2,148	-
Prepaid expenses and other current assets	15,241	14,805	436
Total current assets	308,763	278,680	30,083
Property, plant and equipment, net	52,359	48,065	4,294
Satellites and related ground systems, net	1,028,425	913,454	114,971
Goodwill	67,945	68,130	(185)
Intangible assets, net	8,929	10,526	(1,597)
Non-current restricted cash	4,902	6,875	(1,973)
Other non-current assets	8,377	8,855	(478)
Total assets	$1,479,700	$1,334,585	$145,115

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$49,624	$58,510	$(8,886)
Current portion of deferred revenue	58,902	53,433	5,469
Total current liabilities	108,526	111,943	(3,417)
Long-term debt	512,571	511,019	1,552
Long-term deferred revenue, net of current portion	228,306	131,968	96,338
Deferred tax liabilities	83,289	64,694	18,595
Other non-current liabilities	8,047	7,674	373
Total liabilities	940,739	827,298	113,441
Commitments and contingencies	-	-	-
Stockholders’ equity:
Series A convertible preferred stock	1	1	-
Series B junior participating preferred stock	-	-	-
Common stock	225	222	3
Additional paid-in capital	382,973	379,154	3,819
Retained earnings	155,762	127,910	27,852
Total stockholders’ equity	538,961	507,287	31,674
Total liabilities and stockholders’ equity	$1,479,700	$1,334,585	$145,115

News Release

CONSOLIDATED STATEMENTS OF CASH FLOWS INFORMATION
(in thousands)

	Six Months Ended June 30,
	2012	2011	Change
	(unaudited)
Net cash provided by operating activities	$200,456	$85,272	$115,184
Net cash used in investing activities	(156,577)	(130,620)	(25,957)
Net cash used in financing activities	(1,728)	(1,254)	(474)
Net increase (decrease) in cash and cash equivalents	42,151	(46,602)	88,753
Cash and cash equivalents, beginning of period	188,738	283,233	(94,495)
Cash and cash equivalents, end of period	$230,889	$236,631	$(5,742)

News Release

ADJUSTED EBITDA
(in thousands)

	Three Months Ended		Six Months Ended June 30,
	2012	2011	2012	2011
Net income	$14,091	$13,409	$29,847	$25,656
Adjustments:
Interest (income) expense, net	(1,307)	2,604	(1,360)	7,127
Provision for income taxes	9,341	7,579	19,338	15,003
Depreciation and amortization	17,756	17,492	35,495	34,218
Transaction costs	2,376	-	2,376	-
Non-cash stock-based compensation expense	2,435	2,892	5,176	5,737
Adjusted EBITDA	$44,692	$43,976	$90,872	$87,741

Adjusted EBITDA is a non-GAAP financial measure that represents net income before depreciation and amortization expenses, net interest income or expense, provision for income taxes, non-cash stock-based compensation expense and other items including transaction related costs.  We believe that Adjusted EBITDA provides useful information to investors because it is an indicator of the strength and performance of our ongoing operations.  However, Adjusted EBITDA is not a recognized term under financial performance under GAAP, and our calculation of Adjusted EBITDA may not be comparable to the calculation of similarly titled measures of other companies.

News Release

ADJUSTED NET INCOME AVAILABLE TO COMMON STOCKHOLDERS AND ADJUSTED DILUTED EPS
(in thousands, except per share amounts)

	Three Months Ended 6/30/12	Three Months Ended 6/30/11	Six Months Ended 6/30/12	Six Months Ended 6/30/11

Net income available to common stockholders	$11,691	$11,067	$24,859	$21,103
Adjustments:
Transaction costs	2,376		2,376
Adjustment to normalize provision for income taxes	(947)		(934)
Impact of adjustments on income allocated to participating securities	(153)		(155)
Adjusted net income available to common stockholders	$12,967	$11,067	$26,146	$21,103

Weighted average shares - fully diluted	22,758	22,756	22,774	22,760
Adjusted diluted EPS	$0.57	$0.49	$1.15	$0.93

Adjusted Net Income Available to Common Stockholders is a non-GAAP financial measure that represents net income available to common stockholders before other items including transaction costs, net of tax.  Adjusted Diluted EPS is a non-GAAP financial measure that represents fully diluted earnings per share before other items, net of tax.  We believe that Adjusted Net Income Available to Common Stockholders and Adjusted Diluted EPS provide useful information to investors because they allow investors to evaluate our performance for different periods on a more comparable basis by excluding items that are not related to the ongoing operations of our business.  However, Adjusted Net Income Available to Common Stockholders and Adjusted Diluted EPS are not recognized terms under financial performance under GAAP, and our calculation of Adjusted Net Income Available to Common Stockholders and Adjusted Diluted EPS may not be comparable to the calculation of similarly titled measures of other companies.

News Release

About GeoEye

GeoEye is a leading source of geospatial information and insight for decision makers and analysts, who need a clear understanding of our changing world to protect lives, manage risk and optimize resources. Each day, organizations in defense and intelligence, public safety, critical infrastructure, energy and online media rely on GeoEye's imagery, tools and expertise to support important missions around the globe. Widely recognized as a pioneer in high-resolution satellite imagery, GeoEye has evolved into a complete provider of geospatial intelligence solutions. GeoEye's ability to collect, process and analyze massive amounts of geospatial data allows our customers to quickly see precise changes on the ground and anticipate where events may occur in the future. GeoEye is a public company listed on NASDAQ as GEOY and is headquartered in Herndon, Virginia with more than 740 employees worldwide. Learn more at www.geoeye.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Without limitation, the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “will” and similar expressions are intended to identify forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future, including statements relating to growth, expected levels of expenditures and statements expressing general optimism about future operating results, are forward-looking statements. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements and those presented elsewhere by our management from time to time are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements. These risks and uncertainties include, but are not limited to, those described in “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2011, which we filed with the Securities and Exchange Commission ("SEC") on March 13, 2012. Copies of all SEC filings may be obtained from the SEC's EDGAR Web site, http://www.sec.gov/ or by contacting: William L. Warren, Executive Vice President, General Counsel and Secretary, at 703-480-5672.

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